Exhibit 99.1

July 24, 2013

MEDIA CONTACT

Heather Worley, 214.932.6827

heather.worley@texascapitalbank.com

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2013

DALLAS – July 24, 2013 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2013.

•

Net income decreased 27% on a linked quarter basis and decreased 19% from the second quarter of 2012 (12% decrease on a linked quarter basis and 2% decrease from the second quarter of 2012 excluding charge related to organizational change)

•

EPS decreased 35% on a linked quarter basis and 32% from the second quarter of 2012 (20% decrease on a linked quarter basis and 16% decrease from the second quarter of 2012 excluding charge related to organizational change)

•	Demand deposits increased 11% and total deposits increased 3% on a linked quarter basis; grew 45% and 20%, respectively, from the second quarter of 2012

•	Loans held for investment increased 9% and total loans increased 9% on a linked quarter basis; both grew 20% from the second quarter of 2012, resulting in a significant increase in the provision

“We are very pleased with the extraordinary growth in loans held for investment, the substantial growth in demand deposits and continued strong core earnings,” said George Jones, CEO. “They are the basis on which we are building the potential for a very positive future in earnings and shareholder returns.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q2 2013	Q2 2012	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$24,072	$29,623	(19)%
Net Income Available to Common Shareholders	$21,634	$29,623	(27)%
Diluted EPS	$.52	$.76	(32)%
ROA	.95%	1.40%
ROE	9.94%	18.08%
Diluted Shares	41,724	39,142
BALANCE SHEET(1)
Total Assets	$10,977,990	$9,144,360	20%
Demand Deposits	2,928,735	2,019,473	45%
Total Deposits	7,980,598	6,660,290	20%
Loans Held for Investment	7,510,662	6,234,692	20%
Total Loans	10,348,896	8,642,724	20%
Stockholders’ Equity	1,034,955	680,705	52%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $24.1 million and net income available to common shareholders of $21.6 million for the quarter ended June 30, 2013, compared to $29.6 million for both net income from continuing operations and net income available to common shareholders for the second quarter of 2012. On a fully diluted basis, earnings per common share from continuing operations were $.52 for the three months ended June 30, 2013, compared to $.76 for the same period last year. The three months ended June 30, 2013, includes the first full quarter of preferred stock dividends which is approximately $.06 per share. The discussion below relates only to continuing operations.

Return on average common equity was 9.94 percent and return on average assets was .95 percent for the second quarter of 2013, compared to 18.08 percent and 1.40 percent, respectively, for the second quarter of 2012.

Net interest income was $101.2 million for the second quarter of 2013, compared to $98.0 million in the first quarter of 2013 and $90.6 million for the second quarter of 2012. The net interest margin in the second quarter of 2013 was 4.19 percent, a 30 basis point decrease from the second quarter of 2012 and an 8 basis point decrease from the first quarter of 2013. The year over year decrease in net interest margin is due to the growth in loans with lower yields offset with a reduction in the total cost of deposits and borrowed funds. Compared to the second quarter of 2012, the issuance in subordinated capital notes during September 2012 had a 7 basis point impact on the net interest margin. The year over year growth in loans more than compensated for the reduction in yields and produced strong growth in net interest income.

Average loans held for investment for the second quarter of 2013 were $7.1 billion, an increase of $1.2 billion from the second quarter of 2012 and $309.6 million from the first quarter of 2013. Average loans held for sale for the second quarter of 2013 increased $343.8 million compared to the second quarter of 2012 and increased $43.6 million from the first quarter of 2013.

Average total deposits for the second quarter of 2013 increased by $1.8 billion from the second quarter of 2012 and increased by $525.8 million from the first quarter of 2013. For the same periods, the average balance of demand deposits increased by $1.0 billion, or 56 percent, to $2.9 billion from $1.9 billion during the second quarter of 2012 and increased $384.4 million from the first quarter of 2013.

In the second quarter of 2013, we experienced continued decreases in levels of non-performing assets. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $7.4 million in the second quarter of 2013 compared to $4.1 million in the second quarter of 2012 and $2.1 million in the first quarter of 2013. We recorded a $7.0 million provision for credit losses in the second quarter of 2013 compared to $1.0 million in the second quarter of 2012 and $2.0 million in the first quarter of 2013. The substantial majority of the provision in the second quarter of 2013 was directly related to the significant growth in loans held for investment during the quarter. Due to growth and improving credit quality, at June 30, 2013, the combined reserve decreased to 1.11 percent of loans held for investment as compared to 1.21 percent at June 30, 2012 and 1.14 percent at March 31, 2013. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the second quarter of 2013, net charge-offs were $2.4 million, compared to net charge-offs of $533,000 in the second quarter of 2012 and net charge-offs of $1.2 million in the first quarter of 2013. For the first half of 2013, the net charge-off ratio was 10 basis points compared to 5 basis points for the same period in 2012. Non-accrual loans were $38.5 million, or .51 percent of loans held for investment at the end of the second quarter of 2013, $56.4 million, or .91 percent, at the end of the second quarter of 2012 and $43.4 million, or .63 percent, at the end of the first quarter 2013. At June 30, 2013, total OREO was $13.1 million compared to $27.9 million at the end of the second quarter of 2012, and $14.4 million at the end of the first quarter of 2013. The OREO balance of $13.1 million at June 30, 2013, is stated net of a $4.6 million valuation allowance. The valuation charge for OREO reflected in non-interest expense was $383,000 in the second quarter of 2013 compared to $3.1 million in the second quarter of 2012 and $71,000 in the first quarter of 2013.

Non-interest income increased $666,000 during the second quarter of 2013, or 6 percent, compared to the same period of 2012 primarily related to a $650,000 increase in brokered loan fees earned in the mortgage finance division. Swap fee income increased $359,000 during the second quarter of 2013 due to an increase in swap transactions as compared to the same period in 2012. Offsetting these increases was a $380,000 decrease in other non-interest income during the second quarter of 2013 as compared to the same period in 2012.

Non-interest expense for the second quarter of 2013 increased $14.7 million, or 27 percent, to $68.7 million from $54.0 million in the second quarter of 2012. The increase is primarily related to a $15.0 million increase in salaries and employee benefits to $45.2 million from $30.2 million. Of the $15.0 million increase, approximately $7.7 million related to a charge taken to reflect the financial effect of the organizational change announced during the second quarter of 2013 and includes assumptions about future payouts that may or may not happen, but are required to be estimated at the time of the event. Additionally, there was another $2.2 million of charges related to the increased probability that certain company financial performance targets for executive cash-based incentives will be met. These incentives are expensed based on current stock prices. The remaining $5.1 million increase from the second quarter of 2012 was primarily due to general business growth and costs of cash-based incentives resulting from the increase in stock price. Marketing expense increased $900,000 from the second quarter of 2012 due to expansion of customer bases in both loans and deposits. Legal and professional expense increased $1.4 million from the second quarter of 2012 due to general business growth. Allowance and other carrying costs for OREO expense decreased $3.3 million to $482,000, which included a $383,000 valuation expense. The $383,000 valuation expense in the second quarter of 2013 includes $219,000 related to direct write-downs of the OREO balance and $164,000 related to increasing the valuation allowance for the second quarter of 2013, compared to $423,000 related to direct write-downs and $2.7 million related to increasing the valuation allowance for the second quarter of 2012.

Stockholders’ equity increased 52 percent from $680.7 million at June 30, 2012 to $1.0 billion at June 30, 2013, primarily related to the offering of 2.3 million common shares for net proceeds of $87 million in the third quarter of 2012, the offering of 6.0 million shares of preferred shares for proceeds of $145.1 million in the first quarter of 2013 and retained net income. The Bank is well capitalized under regulatory guidelines and at June 30, 2013, the Company’s ratio of tangible common equity to total tangible assets was 7.9 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and individuals. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012
CONSOLIDATED STATEMENT OF INCOME
Interest income	$107,264	$104,179	$107,769	$102,011	$95,546
Interest expense	6,044	6,137	6,614	5,156	4,906

Net interest income	101,220	98,042	101,155	96,855	90,640
Provision for credit losses	7,000	2,000	4,500	3,000	1,000

Net interest income after provision for credit losses	94,220	96,042	96,655	93,855	89,640
Non-interest income	11,128	11,281	12,836	10,552	10,462
Non-interest expense	68,734	55,700	60,074	53,521	53,973

Income from continuing operations before income taxes	36,614	51,623	49,417	50,886	46,129
Income tax expense	12,542	18,479	17,982	18,316	16,506

Income from continuing operations	24,072	33,144	31,435	32,570	29,623
Income (loss) from discontinued operations (after-tax)	1	(1)	(6)	(34)	(1)

Net income	24,073	33,143	31,429	32,536	29,622
Preferred stock dividends	2,438	81	—	—	—

Net income available to common shareholders	$21,635	$33,062	$31,429	$32,536	$29,622

Diluted EPS from continuing operations	$.52	$.80	$.76	$.80	$.76
Diluted EPS	$.52	$.80	$.76	$.80	$.76
Diluted shares	41,723,525	41,429,244	41,505,026	40,755,733	39,141,544
CONSOLIDATED BALANCE SHEET DATA
Total assets	$10,977,990	$10,020,565	$10,540,542	$9,881,362	$9,144,360
Loans held for investment	7,510,662	6,920,011	6,785,535	6,549,089	6,234,692
Loans held for sale	2,838,234	2,577,830	3,175,272	2,818,622	2,408,032
Securities	75,861	87,527	100,195	107,288	114,964
Demand deposits	2,928,735	2,628,446	2,535,375	2,114,279	2,019,473
Total deposits	7,980,598	7,745,831	7,440,804	6,717,579	6,660,290
Other borrowings	1,634,630	938,134	1,947,161	2,046,169	1,609,039
Subordinated notes	111,000	111,000	111,000	111,000	—
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,034,955	1,013,195	836,242	802,406	680,705
End of period shares outstanding	40,862,481	40,771,414	40,727,579	40,580,283	38,114,012
Book value (excluding securities gains/losses)	$21.60	$21.10	$20.45	$19.68	$17.75
Tangible book value (excluding securities gains/losses)	$21.08	$20.62	$19.96	$19.18	$17.22
SELECTED FINANCIAL RATIOS
Net interest margin	4.19%	4.27%	4.27%	4.36%	4.49%
Return on average assets	0.95%	1.38%	1.27%	1.40%	1.40%
Return on average common equity	9.94%	15.82%	15.35%	17.27%	18.08%
Non-interest income to earning assets	.46%	.49%	.54%	.47%	.52%
Efficiency ratio	61.2%	50.9%	52.7%	49.8%	53.4%
Efficiency ratio (excluding OREO valuation/write-down)	60.8%	50.9%	51.9%	49.8%	50.3%
Non-interest expense to earning assets	2.84%	2.42%	2.53%	2.40%	2.67%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.83%	2.42%	2.49%	2.40%	2.52%
Tangible common equity to total tangible assets	7.9%	8.4%	7.7%	7.9%	7.2%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	June 30, 2013	June 30, 2012	% Change
Assets
Cash and due from banks	$90,992	$93,377	(3)%
Interest-bearing deposits	142,928	49,254	190%
Federal funds sold	85,120	20	N/M
Securities, available-for-sale	75,861	114,964	(34)%
Loans held for sale	2,838,234	2,408,032	18%
Loans held for sale from discontinued operations	298	388	(23)%
Loans held for investment (net of unearned income)	7,510,662	6,234,692	20%
Less: Allowance for loan losses	79,428	72,404	10%

Loans held for investment, net	7,431,234	6,162,288	21%
Premises and equipment, net	11,915	12,037	(1)%
Accrued interest receivable and other assets	280,067	284,207	(1)%
Goodwill and intangibles, net	21,639	20,181	7%

Total assets	$10,978,288	$9,144,748	20%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$2,928,735	$2,019,473	45%
Interest bearing	4,702,902	4,230,806	11%
Interest bearing in foreign branches	348,961	410,011	(15)%

Total deposits	7,980,598	6,660,290	20%
Accrued interest payable	1,023	887	15%
Other liabilities	102,676	80,421	27%
Federal funds purchased	307,515	271,835	13%
Repurchase agreements	27,079	22,148	22%
Other borrowings	1,300,036	1,315,056	(1)%
Subordinated notes	111,000	—	100%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	9,943,333	8,464,043	17%
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:	150,000	—	100%
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 40,862,898 and 38,114,429 at June 30, 2013 and 2012, respectively	408	381	7%
Additional paid-in capital	445,270	357,713	24%
Retained earnings	437,152	318,490	37%
Treasury stock (shares at cost: 417 at June 30, 2013 and 2012, respectively)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	2,133	4,129	(48)%

Total stockholders’ equity	1,034,955	680,705	52%

Total liabilities and stockholders’ equity	$10,978,288	$9,144,748	20%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Interest income
Interest and fees on loans	$106,418	$94,291	$209,600	$186,065
Securities	773	1,203	1,712	2,510
Federal funds sold	13	4	19	5
Deposits in other banks	60	48	112	97

Total interest income	107,264	95,546	211,443	188,677
Interest expense
Deposits	3,228	3,482	6,473	6,954
Federal funds purchased	206	240	418	521
Repurchase agreements	5	4	9	7
Other borrowings	143	492	356	927
Subordinated notes	1,829	—	3,658	—
Trust preferred subordinated debentures	633	688	1,267	1,399

Total interest expense	6,044	4,906	12,181	9,808

Net interest income	101,220	90,640	199,262	178,869
Provision for credit losses	7,000	1,000	9,000	4,000

Net interest income after provision for credit losses	94,220	89,640	190,262	174,869
Non-interest income
Service charges on deposit accounts	1,749	1,624	3,450	3,228
Trust fee income	1,269	1,232	2,510	2,346
Bank owned life insurance (BOLI) income	463	588	961	1,109
Brokered loan fees	4,778	4,128	9,522	7,779
Swap fees	981	622	2,633	1,419
Other	1,888	2,268	3,333	3,771

Total non-interest income	11,128	10,462	22,409	19,652
Non-interest expense
Salaries and employee benefits	45,191	30,230	78,732	59,249
Net occupancy expense	4,135	3,679	7,992	7,283
Marketing	4,074	3,174	8,046	5,997
Legal and professional	4,707	3,330	8,647	7,321
Communications and technology	3,347	2,720	6,469	5,203
Allowance and other carrying costs for OREO	482	3,812	912	7,154
Other	6,798	7,028	13,636	14,042

Total non-interest expense	68,734	53,973	124,434	106,249

Income from continuing operations before income taxes	36,614	46,129	88,237	88,272
Income tax expense	12,542	16,506	31,021	31,568

Income from continuing operations	24,072	29,623	57,216	56,704
Income (loss) from discontinued operations (after-tax)	1	(1)	—	3

Net income	24,073	29,622	57,216	56,707
Preferred stock dividends	2,438	—	2,519	—

Net income available to common shareholders	$21,635	$29,622	$54,697	$56,707

Basic earnings per common share:
Income from continuing operations	$.53	$.78	$1.34	$1.50
Net income	$.53	$.78	$1.34	$1.50
Diluted earnings per common share:
Income from continuing operations	$.52	$.76	$1.31	$1.45
Net income	$.52	$.76	$1.31	$1.45

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012
Reserve for loan losses:
Beginning balance	$75,000	$74,337	$73,722	$72,404	$71,992
Loans charged-off:
Commercial	2,826	1,648	4,044	1,154	1,048
Real estate – term	26	105	—	284	56
Consumer	26	19	—	49	—
Leases	—	—	34	49	26

Total loans charged-off	2,878	1,772	4,078	1,536	1,130
Recoveries:
Commercial	348	397	350	132	191
Real estate – construction	—	—	—	10	—
Real estate – term	7	8	226	130	348
Consumer	15	30	7	18	3
Leases	140	121	21	16	55

Total recoveries	510	556	604	306	597

Net charge-offs	2,368	1,216	3,474	1,230	533
Provision for loan losses	6,796	1,879	4,089	2,548	945

Ending balance	$79,428	$75,000	$74,337	$73,722	$72,404

Reserve for off-balance sheet credit losses:
Beginning balance	$3,976	$3,855	$3,444	$2,992	$2,937
Provision for off-balance sheet credit losses	204	121	411	452	55

Ending balance	$4,180	$3,976	$3,855	$3,444	$2,992

Total reserves for credit losses	$83,608	$78,976	$78,192	$77,166	$75,396
Total provision for credit losses	$7,000	$2,000	$4,500	$3,000	$1,000
Reserve to loans held for investment(2)	1.06%	1.08%	1.10%	1.13%	1.16%
Reserve to average loans held for investment(2)	1.11%	1.10%	1.12%	1.16%	1.22%
Net charge-offs to average loans(1)(2)	.13%	.07%	.21%	.08%	.04%
Net charge-offs to average loans for last twelve months(1)(2)	.12%	.10%	.10%	.10%	.20%
Total provision for credit losses to average loans(1)(2)	.39%	.12%	.27%	.19%	.07%
Combined reserves for credit losses to loans held for investment(2)	1.11%	1.14%	1.15%	1.18%	1.21%
Non-performing assets (NPAs):
Non-accrual loans	$38,450	$43,424	$55,833	$57,275	$56,433
Other real estate owned (OREO) (4)	13,053	14,426	15,991	19,079	27,882

Total	$51,503	$57,850	$71,824	$76,354	$84,315

Non-accrual loans to loans(2)	.51%	.63%	.82%	.87%	.91%
Total NPAs to loans plus OREO(2)	.68%	.83%	1.06%	1.16%	1.35%
Total NPAs to earning assets	.49%	.60%	.71%	.81%	.97%
Reserve for loan losses to non-accrual loans	2.1x	1.7x	1.3x	1.3x	1.3x
Restructured loans	$4,765	$11,755	$10,407	$9,145	$13,943
Loans past due 90 days and still accruing(3)	$7,633	$12,614	$3,674	$3,622	$4,421
Loans past due 90 days to loans(2)	.10%	.18%	.05%	.06%	.07%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At June 30, 2013, loans past due 90 days and still accruing includes premium finance loans of $4.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At June 30, 2013, OREO balance is net of $4.6 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012
Interest income
Interest and fees on loans	$106,418	$103,182	$106,653	$100,830	$94,291
Securities	773	939	1,053	1,125	1,203
Federal funds sold	13	6	6	2	4
Deposits in other banks	60	52	57	54	48

Total interest income	107,264	104,179	107,769	102,011	95,546
Interest expense
Deposits	3,228	3,245	3,312	3,378	3,482
Federal funds purchased	206	212	190	268	240
Repurchase agreements	5	4	3	3	4
Other borrowings	143	213	615	607	492
Subordinated notes	1,829	1,829	1,829	208	—
Trust preferred subordinated debentures	633	634	665	692	688

Total interest expense	6,044	6,137	6,614	5,156	4,906

Net interest income	101,220	98,042	101,155	96,855	90,640
Provision for credit losses	7,000	2,000	4,500	3,000	1,000

Net interest income after provision for credit losses	94,220	96,042	96,655	93,855	89,640
Non-interest income
Service charges on deposit accounts	1,749	1,701	1,693	1,684	1,624
Trust fee income	1,269	1,241	1,260	1,216	1,232
Bank owned life insurance (BOLI) income	463	498	510	549	588
Brokered loan fees	4,778	4,744	4,978	4,839	4,128
Swap fees	981	1,652	2,093	1,397	622
Other	1,888	1,445	2,302	867	2,268

Total non-interest income	11,128	11,281	12,836	10,552	10,462
Non-interest expense
Salaries and employee benefits	45,191	33,541	31,198	31,009	30,230
Net occupancy expense	4,135	3,857	3,916	3,653	3,679
Marketing	4,074	3,972	3,980	3,472	3,174
Legal and professional	4,707	3,940	5,320	4,916	3,330
Communications and technology	3,347	3,122	3,070	2,885	2,720
Allowance and other carrying costs for OREO	482	430	1,369	552	3,812
Litigation settlement expense	—	—	4,000	—	—
Other	6,798	6,838	7,221	7,034	7,028

Total non-interest expense	68,734	55,700	60,074	53,521	53,973

Income from continuing operations before income taxes	36,614	51,623	49,417	50,886	46,129
Income tax expense	12,542	18,479	17,982	18,316	16,506

Income from continuing operations	24,072	33,144	31,435	32,570	29,623
Income (loss) from discontinued operations (after-tax)	1	(1)	(6)	(34)	(1)

Net income	24,073	33,143	31,429	32,536	29,622
Preferred stock dividends	2,438	81	—	—	—

Net income available to common shareholders	$21,635	$33,062	$31,429	$32,536	$29,622

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	2nd Quarter 2013			1st Quarter 2013			4th Quarter 2012			3rd Quarter 2012			2nd Quarter 2012
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$60,063	$594	3.97%	$71,220	$729	4.15%	$78,182	$811	4.13%	$84,583	$881	4.14%	$91,623	$948	4.16%
Securities – Non-taxable(2)	18,843	275	5.85%	22,174	323	5.91%	25,301	372	5.85%	25,717	376	5.82%	26,817	393	5.89%
Federal funds sold and securities purchased under resale agreements	54,448	13	0.10%	24,785	6	0.10%	21,617	6	0.11%	9,360	2	0.09%	8,077	4	0.20%
Deposits in other banks	91,177	60	0.26%	78,718	52	0.27%	69,886	57	0.32%	64,859	54	0.33%	60,416	48	0.32%
Loans held for sale	2,406,246	22,440	3.74%	2,362,646	22,641	3.89%	2,658,092	26,440	3.96%	2,432,027	24,433	4.00%	2,062,449	21,087	4.11%
Loans held for investment	7,152,323	83,978	4.71%	6,842,766	80,541	4.77%	6,662,817	80,213	4.79%	6,313,263	76,397	4.81%	5,950,913	73,204	4.95%
Less reserve for loan losses	75,006	—	—	74,442	—	—	73,912	—	—	72,373	—	—	71,779	—	—

Loans, net of reserve	9,483,563	106,418	4.50%	9,130,970	103,182	4.58%	9,246,997	106,653	4.59%	8,672,917	100,830	4.63%	7,941,583	94,291	4.78%

Total earning assets	9,708,094	107,360	4.44%	9,327,867	104,292	4.53%	9,441,983	107,899	4.55%	8,857,436	102,143	4.59%	8,128,516	95,684	4.73%
Cash and other assets	402,898			401,692			427,299			399,428			394,086

Total assets	$10,110,992			$9,729,559			$9,869,282			$9,256,864			$8,522,602

Liabilities and Stockholders’ Equity
Transaction deposits	$1,051,199	$233	0.09%	$1,003,735	$253	0.10%	$941,947	$244	0.10%	$803,776	$247	0.12%	$694,463	$198	0.11%
Savings deposits	3,340,420	2,292	0.28%	3,246,675	2,297	0.29%	2,933,904	2,299	0.31%	2,922,852	2,185	0.30%	2,664,598	2,107	0.32%
Time deposits	397,868	407	0.41%	403,113	414	0.42%	423,685	448	0.42%	491,783	576	0.47%	584,581	831	0.57%
Deposits in foreign branches	340,713	296	0.35%	335,265	281	0.34%	362,580	321	0.35%	431,412	370	0.34%	444,478	346	0.31%

Total interest bearing deposits	5,130,200	3,228	0.25%	4,988,788	3,245	0.26%	4,662,116	3,312	0.28%	4,649,823	3,378	0.29%	4,388,120	3,482	0.32%
Other borrowings	727,158	354	0.20%	1,041,573	429	0.17%	1,725,129	808	0.19%	1,639,953	878	0.21%	1,428,575	736	0.21%
Subordinated notes	111,000	1,829	6.61%	111,000	1,829	6.68%	111,000	1,829	6.56%	12,065	208	6.86%	—	—	—
Trust preferred subordinated debentures	113,406	633	2.24%	113,406	634	2.27%	113,406	665	2.33%	113,406	692	2.43%	113,406	688	2.44%

Total interest bearing liabilities	6,081,764	6,044	0.40%	6,254,767	6,137	0.40%	6,611,651	6,614	0.40%	6,415,247	5,156	0.32%	5,930,101	4,906	0.33%
Demand deposits	2,914,341			2,529,927			2,356,758			2,010,694			1,864,456
Other liabilities	91,608			90,538			86,308			80,810			69,076
Stockholders’ equity	1,023,279			854,327			814,565			750,113			658,969

Total liabilities and stockholders’ equity	$10,110,992			$9,729,559			$9,869,282			$9,256,864			$8,522,602

Net interest income		$101,316			$98,155			$101,285			$96,987			$90,778
Net interest margin			4.19%			4.27%			4.27%			4.36%			4.49%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.